                                                                EXHIBIT 23(h)(4)
                            FUND ACCOUNTING AGREEMENT

         AGREEMENT made this 1st day of October, 2000, between BARR ROSENBERG SERIES TRUST (the "Trust"), a Massachusetts business trust, and BISYS FUND SERVICES OHIO, INC. (the "Fund Accountant"), a corporation organized under the laws of the State of Ohio.

         WHEREAS, the Trust desires that the Fund Accountant perform certain fund accounting services for each investment portfolio of the Trust, all as now or hereafter may be established from time to time (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, the Fund Accountant is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       SERVICES AS THE FUND ACCOUNTANT.

         The Trust hereby retains the Fund Accountant to perform fund accounting services as set forth in this Section 1. The Fund Accountant hereby accepts such employment to perform the Services. The Fund Accountant agrees to perform the services described herein in accordance with the service standards set forth in Schedule B attached hereto.

                  (a) MAINTENANCE OF BOOKS AND RECORDS. The Fund Accountant will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

                           (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

                           (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(I) of the Rule;

                           (iii) Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

                           (iv) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.


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                  (b)      PERFORMANCE OF DAILY ACCOUNTING SERVICES. In addition
                           to the maintenance of the books and records specified above, the Fund Accountant shall perform the following accounting services daily for each Fund:

                           (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;

                           (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Trust's Board of Trustees;

                           (iii) Verify and reconcile with the Fund's custodian all daily trade activity;

                           (iv) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

                           (v) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

                           (vi) Report to the Trust the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

                           (vii) Determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

                           (viii) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

                           (ix) Update fund accounting system to reflect rate changes, as received from a Fund's investment adviser, on variable interest rate instruments;

                           (x)      Post Fund transactions to appropriate
                                    categories;

                           (xi) Accrue expenses of each Fund according to instructions received from the Trust's Administrator;


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                           (xii)    Determine the outstanding receivables and
                                    payables for all (1) security trades, (2)
                                    Fund share transactions and (3) income and expense accounts;

                           (xiii) Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and

                           (xiv) Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule.

                  (c)      SPECIAL REPORTS AND SERVICES.

                           (i) The Fund Accountant may provide additional special reports upon the request of the Trust or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

                           (ii) The Fund Accountant may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

                  (d) ADDITIONAL ACCOUNTING SERVICES. The Fund Accountant shall also perform the following additional accounting services for each Fund:

                           (i) Provide monthly a download (and hard copy thereof) of the financial statements described below, upon request of the Trust. The download will include the following items:

                                    Schedule of Investments,
                                    Cash Statement,
                                    Schedule of Capital Gains and Losses,
                                    Statement of Assets and Liabilities,
                                    Statement of Operations,
                                    Statement of Changes in Net Assets, and
                                    Condensed Financial Information;

                           (ii)     Provide accounting information for the
                                    following:

                                    (A)     federal and state income tax returns
                                            and federal excise tax returns;

                                    (B)     the Trust's semi-annual reports with
                                            the Securities and Exchange
                                            Commission ("SEC") on Form N-SAR;

                                    (C)     the Trust's annual, semi-annual and
                                            quarterly (if any) shareholder
                                            reports;

                                    (D)     registration statements on Form N-1A
                                            and other filings relating to the
                                            registration of Shares;

                                    (E)     the Administrator's monitoring of
                                            the Trust's status as a regulated
                                            investment company under Subchapter
                                            M of the Internal Revenue Code, as
                                            amended;

                                    (F)     annual audit by the Trust's
                                            auditors; and

                                    (G)     examinations performed by the SEC.

         2.       SUBCONTRACTING.

                  The Fund Accountant may, at its expense and with the written consent of the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that the Fund Accountant shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Fund Accountant shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

         3.       COMPENSATION.

                  The Trust shall pay the Fund Accountant for the services to be provided by the Fund Accountant under this Agreement in accordance with, and in the manner set forth in, Schedule A hereto, as such Schedule may be amended from time to time.

         4.       REIMBURSEMENT OF EXPENSES.

                  In addition to paying the Fund Accountant the fees described in Section 3 hereof, the Trust agrees to reimburse the Fund Accountant for the following reasonable out-of-pocket expenses in providing services hereunder:

         (a) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by the Fund Accountant in communication with the Trust, the Trust's investment advisor or custodian, dealers or others as required for the Fund Accountant to perform the services to be provided hereunder;

         (b) The cost of obtaining security market quotes pursuant to Section l(b)(ii) above; and

         (c) Any expenses the Fund Accountant shall incur at the written direction of an officer of the Trust (other than an officer of the Trust who is also an employee of BISYS or Furman Selz) thereunto duly authorized.

         5.       EFFECTIVE DATE.

                  This Agreement shall become effective with respect to a Fund as of the date first written above.

         6.       TERM.

                  The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date first written above and ending on September 30, 2002. This Agreement shall be renewed automatically for successive two-year terms unless written notice not to renew is given by the non-renewing party to the other party at least 90 days prior to the expiration of the then-current term. After this Agreement is terminated, for so long as the Fund Accountant, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Fund Accountant and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Fund Accountant shall be entitled to collect from the Trust, in addition to the compensation described under Section 3 hereof, the amount of all of the Fund Accountant's reasonable cash disbursements for services in connection with the Fund Accountant's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, the Fund Accountant will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

                  In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and, upon receipt of such notice, the breaching party shall have 45 days to remedy the breach. In the event the breach is not remedied within such time period, the nonbreaching party may immediately terminate this Agreement.

The Service Standards set forth in Schedule B hereof are not intended and shall not be construed to impair, limit or affect in any way the Trust's right to terminate this Agreement for material breach as set forth above.

         7. STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS; INDEMNIFICATION.

                  The Fund Accountant shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by the Fund Accountant in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The
Trust agrees to indemnify and hold harmless the Fund Accountant, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other reasonable expenses of every nature and character arising out of or in any way relating to the Fund Accountant's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to a Fund given or made to the Fund Accountant by a duly authorized representative of the Trust; provided that this indemnification shall not apply to actions or omissions of the Fund Accountant or its employees, agents, directors, officers or nominees in cases of their own bad faith, willful misfeasance, negligence or reckless disregard by any or all of them of the Fund
Accountant's obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, the Fund Accountant shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of the Fund Accountant.

                  The Fund Accountant agrees to indemnify and hold harmless the Trust, its employees, agents, Trustees, officers and nominees from and against any and all actions, suits, demands and claims, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to the Fund Accountant's or its employees', agents', directors', officers' or nominees' bad faith, willful misfeasance, negligence or reckless disregard by any or all of them of the Fund Accountant's obligations and duties with respect to the performance of services under this Agreement; provided, that, prior to confessing any claim against it which may be the subject of this indemnification, the Trust shall give the Fund Accountant written notice of and a reasonable opportunity to defend against said claim in its own name or in the name of the Trust.

                  The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case the indemnifying party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder.

                  The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the other party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the other party.

         8.       RECORD RETENTION AND CONFIDENTIALITY.

                  The Fund Accountant shall keep and maintain on behalf of the Trust all books and records which the Trust and the Fund Accountant is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. The Fund Accountant further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

         9.       UNCONTROLLABLE EVENTS.

                  The Fund Accountant assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         10.      REPORTS.

                  The Fund Accountant will furnish to the Trust and to its properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by the Fund Accountant, or as subsequently agreed upon by the parties pursuant to an amendment hereto.

         11.      RIGHTS OF OWNERSHIP.

                  All computer programs and procedures developed to perform services required to be provided by the Fund Accountant under this Agreement are the property of the Fund Accountant. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         12.      RETURN OF RECORDS.

                  The Fund Accountant may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain the Fund Accountant's files, records and documents created and maintained by the Fund Accountant pursuant to this Agreement which are no longer needed by the Fund Accountant in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by the Fund Accountant for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         13.      REPRESENTATIONS OF THE TRUST.

                  The Trust certifies to the Fund Accountant that: (1) as of the close of business on each Conversion Date, each Fund that is in existence as of the Conversion Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and general principles of equity.

         14.      REPRESENTATIONS OF THE FUND ACCOUNTANT.

                  The Fund Accountant represents and warrants that: (1) the various procedures and systems which the Fund Accountant has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and the Fund Accountant's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by the Fund Accountant and, when executed and delivered by the Fund Accountant, will constitute a legal, valid and binding obligation of the Fund Accountant, enforceable against the Fund Accountant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         15.      INSURANCE.

                  The Fund Accountant shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. The Fund Accountant shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by the Fund Accountant under its insurance coverage.

         16.      INFORMATION TO BE FURNISHED BY THE TRUST AND FUNDS.

                  The Trust has furnished to the Fund Accountant, or will furnish to the Fund Accountant within 90 days following the effective date of this Agreement, the following:

                  (a) Copies of the Agreement and Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

                  (b)      Copies of the following documents:

                           (i)      The Trust's Bylaws and any amendments
                                    thereto; and

                           (ii) Certified copies of resolutions of the Board of Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct the Fund Accountant thereunder.

                  (c) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct the Fund Accountant in all matters.

                  (d) Two copies of the Prospectuses and Statements of Additional Information for each Fund.

         17.      INFORMATION FURNISHED BY THE FUND ACCOUNTANT.

                  (a) The Fund Accountant has furnished to the Trust the following:

                           (i)      The Fund Accountant's Articles of
                                    Incorporation; and

                           (ii) The Fund Accountant's Bylaws and any amendments thereto.

                  (b) The Fund Accountant shall, upon request, furnish certified copies of corporate actions covering the following matters:

                           (i)      Approval of this Agreement, and
                                    authorization of a specified officer of the Fund Accountant to execute and deliver this Agreement; and

                           (ii) Authorization of the Fund Accountant to act as fund accountant for the Trust and to provide accounting services for the Trust.

         18.      AMENDMENTS TO DOCUMENTS.

                  The Trust shall furnish the Fund Accountant written copies of any amendments to, or changes in, any of the items referred to in Section 16 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Trust which might have the effect of changing the procedures employed by the Fund Accountant in providing the services agreed to hereunder or which amendment might affect the duties of the Fund Accountant hereunder unless the Trust first obtains the Fund Accountant's approval of such amendments or changes.

         19.      COMPLIANCE WITH LAW.

                  Except for the obligations of the Fund Accountant set forth in
Section 8 hereof, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Fund Accountant shall have no obligation to take cognizance of any laws relating to the sale of the Trust's Shares. The Trust represents and warrants that no Shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

         20.      NOTICES.

                  Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to the Fund Accountant, to it at 3435 Stelzer Road, Columbus, Ohio 43219; if to the Trust, to it at AXA Rosenberg Investment Management LLC, 4 Orinda Way, Orinda, California, 94563, Attn: Edward H. Lyman, Esq., with a copy to J.B. Kittredge, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         21.      HEADINGS.

                  Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         22.      ASSIGNMENT.

                  This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         23.      GOVERNING LAW.

                  This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio.

         24.      MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS
TRUST.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Trust as provided in the Trust's Amended and Restated Agreement and Declaration of Trust, which is on file with the Secretary of The Commonwealth of Massachusetts.

         25.      CONFIDENTIAL INFORMATION.

                  Each party acknowledges that it may acquire knowledge and information relating to the other party and its affiliates which is not generally known by others including, but not limited to, information pertaining to business plans, prior, present or potential shareholders, employees, customers and/or suppliers, and that all such knowledge and information acquired or developed is and shall be confidential and proprietary information (all such confidential and proprietary information is herein collectively referred to as the "Confidential Information"). Each party agrees to hold the Confidential Information in strict confidence, to refrain from directly or indirectly disclosing it to others or using it in any way except for purposes of performing services hereunder, and to prevent any unauthorized person access to it either before or after termination of this Agreement, without the prior written consent of the other party. Both parties further agree to take all action reasonable and necessary to protect the confidentiality of the Confidential Information. The parties shall use their best efforts to have their officers, employees and agents agree to the terms of this Section. The obligations of the parties contained in this section shall survive termination of this Agreement. Neither party's confidentiality obligations under this provision shall apply to such information that (i) was in the public domain or available to a third party without restrictions at or prior to the time such information was made known to such party, (ii) had been independently known to such party at the time of disclosure from persons who were not subject to similar confidentiality obligations, or (iii) is required to be disclosed by law (except that each party will use best efforts to give the other party written notice prior to any such disclosure).

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                         BARR ROSENBERG SERIES TRUST


                                         By:   /s/ Kenneth Reid
                                             -----------------------------

                                         Title:   TRUSTEE
                                                --------------------------

                                         BISYS FUND SERVICES OHIO, INC.


                                         By:   /s/  Mark A. Dillon
                                             -----------------------------

                                         Title:  EVP
                                                -----------------------------

                                                          Dated: October 1, 2000

                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                           BARR ROSENBERG SERIES TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FEES

The Fund Accountant shall be entitled to receive fees from each Fund in accordance with the following schedule:

ANNUAL FEES:

         $30,000 per Fund for each of the following Funds:
                  AXA Rosenberg U.S. Small Capitalization Fund;
                  AXA Rosenberg Japan Fund;
                  AXA Rosenberg International Small Capitalization Fund;

         $40,000 per Fund for each of the following Funds plus an additional annual fee of $10,000 per additional class per Fund, in the event new classes of shares are added:
                  AXA Rosenberg Value Market Neutral Fund;
                  AXA Rosenberg Double Alpha Market Fund;
                  AXA Rosenberg Select Sectors Market Neutral Fund;
                  AXA Rosenberg International Equity Fund;
                  AXA Rosenberg Enhanced 500 Fund; and
                  AXA Rosenberg Multi-Strategy Market Neutral Fund

OUT-OF-POCKET EXPENSES:

         The Fund Accountant shall be entitled to be reimbursed for the out-of-pocket expenses set forth in Section 4 of the Fund Accounting Agreement to which this Schedule A is attached.

BARR ROSENBERG SERIES TRUST                 BISYS FUND SERVICES OHIO, INC.


By:  /s/ Kenneth Reid                         By:    /s/ Mark A. Dillon
   -------------------------                        -----------------------

                                                          Dated: October 1, 2000

                                   SCHEDULE B
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                           BARR ROSENBERG SERIES TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                SERVICE STANDARDS


Pursuant to Section 1 of this Agreement, Fund Accountant has agreed to perform the services described in this Agreement in accordance with the service standards set forth on page B-2 of this Schedule B. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

Each of the service standards will be monitored by a Quality Assurance team. In the event Fund Accountant fails to meet a service standard in any particular month, Fund Accountant agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which Fund Accountant's failure to meet a service standard was due to circumstances beyond its control.

In the event Fund Accountant fails to meet any one "Tier 1" item or any three "Tier 2" items, as identified within the service standards set forth on the following pages of this Schedule B, (except for any failure due to circumstances beyond its control) in three consecutive months, the fee payable to Fund Accountant hereunder shall be reduced retroactively by five percent (5%) or such lower amount as the parties shall agree upon for the third of those three months. If such failure occurs in four or more consecutive months, the fee payable to Fund Accountant hereunder shall be reduced retroactively by ten percent (10%) or such lower amount as the parties shall agree upon for such period of time until such failure is satisfactorily remedied.

                               BISYS FUND SERVICES
                        FUND ACCOUNTING SERVICE STANDARDS
                                       FOR
                           BARR ROSENBERG SERIES TRUST

--------------------------------------------------------------------------------------------------------------------
                                     TIER 1
--------------------------------------------------------------------------------------------------------------------
                      ITEM                                                    STANDARD
--------------------------------------------------------------------------------------------------------------------
NAV Calculation Accuracy                          98% or better, according to ICI materiality guidelines.
--------------------------------------------------------------------------------------------------------------------
N-SARs                                            Completed and filed with the SEC by the 60th day following the report date.
--------------------------------------------------------------------------------------------------------------------
Excise Tax Distributions                          Calculated and declared income and capital gain distributions prior to December 31.
--------------------------------------------------------------------------------------------------------------------
                                     TIER 2
--------------------------------------------------------------------------------------------------------------------
                      ITEM                                                    STANDARD
--------------------------------------------------------------------------------------------------------------------
Daily Bulletin                                    98% or better delivered by 6:30 pm (EST).
--------------------------------------------------------------------------------------------------------------------
Cash Availability                                 98% or better delivered by 9:30 am (EST).
--------------------------------------------------------------------------------------------------------------------
Position Reconciliation                           Weekly, as of prior week.
--------------------------------------------------------------------------------------------------------------------
Monthly Performance Calculations                  Completed and distributed within 5 business days following month-end.
--------------------------------------------------------------------------------------------------------------------
Expense Budgeting and Analysis                    Analyzed and adjusted expense accruals, as needed, on a monthly basis.
--------------------------------------------------------------------------------------------------------------------
Payment of Invoices                               All invoices paid accurately within 3 weeks of receipt of
                                                  invoice by BISYS.
--------------------------------------------------------------------------------------------------------------------
Payment of Asset-Based Fees                       Recalculated and prepared payment authorizations for all
                                                  asset-based fees on a monthly basis.
--------------------------------------------------------------------------------------------------------------------
Annual and Semi-Annual Reports                    Completed and filed with the SEC by the 60th day following the report date.
--------------------------------------------------------------------------------------------------------------------
24f-2 Share Registration Date                     Prepared financial data for inclusion in the Form 24f-2 filing within 90 days of fiscal year-end.
--------------------------------------------------------------------------------------------------------------------
Form 1099-DIV and Form 1099-MIS Additional        Prepared and mailed notices to shareholders and vendors within
Year-End Tax Information                          45 days of calendar year-end.
--------------------------------------------------------------------------------------------------------------------

                                      B-2